Exhibit 99.1

NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

GLOBALSCAPE® STRENGTHENS PRESENCE IN GLOBAL MARKETS WITH

NEW RELEASE OF FLAGSHIP MANAGED FILE TRANSFER PLATFORM

Unicode coverage, international localization, support for large user bases, and Mail

Express integration among improvements in new version releases.

SAN ANTONIO – February 25, 2013—GlobalSCAPE, Inc. (NYSE MKT: GSB) unveiled today a new release of its award-winning managed file transfer (MFT) platform, Enhanced File Transfer™ 2013 (EFT 2013) as well as a new release of Mail Express v3.3. The expanded functionality in EFT 2013 provides a platform for driving new business in large enterprises and previously challenging markets. EFT 2013 also tightly integrates with Mail Express v3.3. Mail Express allows people to exchange large or sensitive files securely via email attachment. This new integration allows administrators to achieve even higher levels of efficiency and visibility than prior versions.

“Our EFT solution is crucial to thousands of businesses that require data be moved and processed safely and efficiently, between both complex automated systems and everyday business professionals,” said Bill Buie, Globalscape Executive Vice President of Sales and Marketing. “Our commitment to its continued progress and maturation ensures that we can make those data transactions and processes more secure, reliable, and easier for large enterprises through important releases like EFT 2013.”

Some of the top improvements for EFT 2013 include:

•	Full Unicode UTF-8 integration which allows data exchange in any language

•	Improved support for implementations with hundreds of thousands of accounts

•	Expanded administrative visibility and control of ongoing data transfers

•	Auditing, reporting, and event rule processing integration for Mail Express

•	Full support for Microsoft Windows Server 2012 and Microsoft SQL Server 2012

In addition to the integration with EFT 2013, the new Mail Express ushers in a number of new developments. Some of the new Mail Express enhancements include:

•	Specify language per message or globally with full localization

•	Gain administrative view of all connected clients with the client dashboard

•	Choose to require recipients to login to pick up files with user authentication

•	Automatically login to Internal Portal using Windows credentials with Single-Sign-On.

For more information on Enhanced File Transfer 2013 and Mail Express, visit www.globalscape.com.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.